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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): May 17, 2002 (May 15, 2002)



                            ARKANSAS BEST CORPORATION

             (Exact name of registrant as specified in its charter)


         Delaware                       0-19969                 71-0673405
----------------------------       -----------------        --------------------
      (State or other                 (Commission              (IRS Employer
      jurisdiction of                 File Number)          Identification No.)
     incorporation or
       organization)


                             3801 Old Greenwood Road
                           Fort Smith, Arkansas 72903
                                 (479) 785-6000

--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)


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ITEM 5. OTHER EVENTS.

Arkansas Best Corporation ("the Company") has entered into a three year $225 million Credit Agreement ("Credit Agreement") dated as of May 15, 2002 with Wells Fargo Bank Texas, National Association as Administrative Agent and Lead Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication Agents, and Wachovia Bank, National Association as Documentation Agent. This Credit Agreement replaces the Company's five year $250 million credit agreement dated as of June 12, 1998 with Wells Fargo Bank Texas, National Association, as Administrative Agent and with Bank of America National Trust and Savings Association and Wells Fargo Bank Texas, National Association, as Co-Documentation Agents, which was terminated on May 15, 2002. The Credit Agreement is being filed herein.


ITEM 7. EXHIBITS.


Exhibit No.           Description


10.1 $225 million Credit Agreement dated as of May 15, 2002 with Wells Fargo Bank Texas, National Association as Administrative Agent and Lead Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication Agents, and Wachovia Bank, National Association as Documentation Agent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ARKANSAS BEST CORPORATION


                                         (Registrant)

Date:  May 17, 2002                      /s/ David E. Loeffler
       -----------------                 ---------------------------------------
                                         David E. Loeffler,
                                         Vice President- Chief Financial Officer
                                         and Treasurer


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

EXHIBIT
NUMBER           DESCRIPTION
------           -----------


10.1     $225 million Credit Agreement dated as of May 15, 2002 with Wells Fargo
         Bank Texas, National Association as Administrative Agent and Lead
         Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication
         Agents, and Wachovia Bank, National Association as Documentation Agent.